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                                                                    EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT

                  199 RIVERNECK ROAD, CHELMSFORD, MASSACHUSETTS

     1. PARTIES - This 5th day of February, 1999, THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (the "SELLER") agrees to sell and 199 RIVERNECK, LLC (the "BUYER") agrees to buy, upon the terms and conditions set forth herein, the real estate that is the subject of this agreement (the "Premises").

     2. PREMISES - The Premises consist of approximately 6.3 acres of land with the approximately 96,104 square foot building thereon situated in Chelmsford, Middlesex County, Massachusetts, known as and numbered 199 Riverneck Road, more particularly described in Exhibit A hereto. Included in the sale for no additional consideration are all fixtures and other property belonging to the SELLER located in or on the Premises and all rights of the SELLER relating to the Property.

     3. TITLE DEED - The Premises are to be conveyed by a good and sufficient Massachusetts quitclaim deed in a form appropriate for recording with the Middlesex North Registry of Deeds running to the BUYER, or to the nominee designated by the BUYER by written notice to the SELLER given at least seven (7) days before the deed is to be delivered as herein provided. The deed shall convey good and clear record and marketable title to the Premises insurable by a title insurance company at standard rates, free from encumbrances, except:

          (a) Provisions of building, environmental, zoning and. other land use laws;

          (b) Such municipal taxes for the then current fiscal period as are not due and payable on the date of the delivery of the deed;

          (c) Any liens for municipal betterments assessed after the date of this agreement; and

          (d) All matters of record as of the date of this Agreement and matters shown on a current and accurate survey of the Premises which are not objected to by the BUYER prior to the end of the Review Period, as defined in Section 6.

     4. PURCHASE PRICE - The agreed purchase price for the Premises is $8,300,000, which shall be paid at the time of delivery of the deed in cash, or by certified, cashier's, treasurer's or bank check, or if requested by the SELLER, by wire transfer of immediately available federal funds.



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     5.   TIME FOR PERFORMANCE: DELIVERY OF DEED - The deed is to be delivered at 11:00 o'clock a.m. on February 9, 1999 (the "Closing Date"), at the offices of the SELLER'S counsel, Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110-2699, unless otherwise agreed upon in writing. It is agreed that time is of the essence of this Agreement. The consummation of the sale contemplated by this Agreement is sometimes referred to herein as the "closing."

     6. REVIEW PERIOD. The BUYER shall have until the closing (the "Review Period") to (a) review the SELLER's title to the Premises and to obtain a survey of the Premises; (b) have made an assessment of the Premises for the presence of any oil, hazardous material, hazardous waste or hazardous substance (hereinafter collectively called "Hazardous Substances") as those terms are defined by any applicable federal, state or local law, rule, regulation (hereinafter collectively called "Applicable Environmental Laws"); (c) otherwise review the Premises as the BUYER in its sole discretion shall deem necessary; and (d) contact and consult with any and all federal, state, municipal and other governmental bodies having jurisdiction over the Premises ("Governmental Authorities") regarding the zoning, building code and other governmental permits and approvals necessary under any applicable laws, regulations, codes, orders, ordinances, rules and statutes now in effect, including, without limitation, the Applicable Environmental Laws (collectively referred to as "Applicable Laws") for the use and operation of the improvements on the Premises. All of the investigations described in this Section 6 shall be undertaken by the BUYER at the BUYER'S sole cost and expense, including, without limitation, the cost of such surveys, inspections and tests.

     In the event that the BUYER determines, in its sole discretion, (a) the title to, or any matter shown on the survey of, the Premises to be unsatisfactory, (b) the environmental condition of the Premises to be unsatisfactory, or (c) that the Premises does not comply with Applicable Laws or is otherwise unsatisfactory, then, in any such case, the BUYER may terminate this Agreement by giving written notice to the SELLER and Escrow Agent on or before the expiration of the Review Period detailing the basis on which the BUYER reasonably determined the Premises to be unsatisfactory or in violation of Applicable Laws, as aforesaid, whereupon the Deposit shall be refunded to the BUYER, this Agreement shall terminate and neither party shall have any rights or remedies hereunder, except as otherwise provided herein to survive the termination of this Agreement.

     In the event that notice of termination is not given by the BUYER by the expiration of the Review Period, the BUYER shall be deemed to have approved the condition of the Premises (except any condition first arising after the date of the BUYER'S inspection of the Premises during the Review Period), the compliance of the Premises with all Applicable Laws and other matters and the state of title to the Premises as it exists as of the closing.
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     During the Review Period, the BUYER and its representatives, contractors, architects and engineers, and each of their respective officers, directors, agents, employees and representatives shall have access to the Premises at reasonable times and for reasonable periods (a) to show the Premises to third-parties (including, without limitation, lenders, insurers or attorneys) and (b) to perform any and all tests, borings, inspections and measurements which, in the BUYER'S opinion, are reasonably necessary or appropriate; provided that in all cases the BUYER and any such representatives, contractors, architects and engineers shall be accompanied by a representative of the SELLER.

     If the closing shall not occur, after its inspections are completed, the BUYER shall restore the Premises, at the BUYER'S sole cost and expense, substantially to its condition immediately prior to the BUYER'S inspections. The BUYER agrees to indemnify and hold the SELLER harmless from and against all claims, damages and liability arising out of or relating to the exercise by the BUYER, or such any other person, of the access rights under this Section 6, including, without limitation, such claims, damages and liability for personal injury or property damage, and all costs and reasonable attorneys' fees.

     Such indemnity and obligations of the BUYER under this Section 6 shall survive the Closing (as hereinafter defined) or the earlier termination of this Agreement.

     7. CONDITION OF PROPERTY. The BUYER and the SELLER agree that the BUYER is acquiring the Premises in its "AS-IS" condition, with all faults, if any, and without any warranty, express or implied, except as set forth in this Agreement. By accepting the deed and paying the purchase price, the BUYER acknowledges that
(a) it is familiar with the Premises and has had full opportunity, to the extent it desired to do so, to fully inspect and review (i) the environmental condition of the Premises, (ii) the title to the Premises, (iii) the compliance with the Premises with Applicable Laws and (iv) such other engineering and other matters related to the Premises as the BUYER has found appropriate and the BUYER thereby acknowledges that the BUYER is satisfied with each of the foregoing matters. The BUYER hereby confirms that, except as set forth in this Agreement, neither the SELLER nor any director, officer, employee, agent or representative of the SELLER nor any other person purporting to act on behalf of the SELLER has made any representation upon which the BUYER is relying with respect to the Premises. The BUYER hereby releases the SELLER, its agents, representatives, employees, successors and assigns from and against any and all claims, demands and causes of action that the BUYER may have relating to (a) the condition of the Premises, or (b) any other matter pertaining to the Premises, as of the closing hereunder. Such release shall survive the Closing or the earlier termination of this Agreement.

     Except as otherwise provided in Section 8 of this Agreement, the BUYER hereby agrees that any loss, damage or deterioration in respect of the buildings or other improvements on the Premises which may occur between the Effective Date and the

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closing shall not give rise to any adjustment of the Purchase Price or any change in the rights and obligations of the parties.

     8. POSSESSION AND CONDITION OF PREMISES - Full possession of the Premises free of all tenants and occupants (other than the BUYER and those claiming under the BUYER) is to be delivered at the time of the delivery of the deed, the Premises to be then (a) in the same condition as they now are in on the Effective Date, excepting only reasonable use and wear thereof and damage by fire or other insured casualty not exceeding $100,000 in cost to repair (a "Minor Insured Casualty"), and (b) in compliance with the provisions of any instrument referred to in paragraph 3(d) hereof. In the event of a Minor Insured Casualty between the date hereof and the closing, at the closing insurance proceeds in an amount sufficient to effect the repair by a reputable licensed professional contractor shall be paid to the BUYER. If the Premises shall be damaged by fire or casualty which is not a Minor Insured Casualty, the provisions of Sections 9, 10 and 11 shall be applicable.

     9. EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM - If the SELLER shall be unable to give title, or to make conveyance, or to deliver possession of the Premises, all as herein stipulated, or if at the time of the delivery of the deed the Premises do not conform with the provisions hereof, the SELLER shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the Premises conform to the provisions hereof, as the case may be. In such event, the time for performance shall be extended for a period of thirty (30) days. "Reasonable efforts", as used in this paragraph, shall not require the expenditure of more than $50,000 by the SELLER; provided, however, that such $50,000 limitation shall not apply to monetary encumbrances voluntarily incurred by the SELLER on the Premises.

     10. FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM, ETC. - If at the expiration of the extended time the SELLER shall have failed so to remove any defects in title, deliver possession, or make the Premises conform, as the case may be, all as herein agreed, then at the BUYER'S option, all deposits made under this Agreement shall be forthwith refunded, and thereupon all other obligations of all parties hereto shall cease and this agreement shall be void and without recourse to the parties hereto.

     11. BUYER'S ELECTION TO ACCEPT TITLE - The BUYER shall have the election, at either the original or any extended time for performance, to accept such title as the SELLER can deliver to the Premises in its then condition and to pay therefor the full purchase price without reduction. In the event of such conveyance, if the Premises shall have been damaged by fire or casualty insured against and have not been fully restored, the SELLER shall pay over or assign to the BUYER, on delivery of the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended for any partial restoration.


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     12.  ACCEPTANCE OF DEED - The acceptance of a deed by the BUYER or its nominee, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of the deed.

     13. USE OF PURCHASE MONEY TO CLEAR TITLE - To enable the SELLER to make conveyance as herein provided, if required, the SELLER shall, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are delivered simultaneously with the delivery of the deed, with the exception of mortgage discharges from recognized lending institutions, which may be obtained expeditiously and recorded in due course.

     14. INSURANCE - Until the delivery of the deed, the SELLER shall maintain fire and extended coverage casualty insurance on the Premises as currently insured.

     15. ADJUSTMENTS - The BUYER is the tenant of the Premises and pays all real estate taxes, electricity, gas and water and sewer use charges. Accordingly, there shall be no adjustments on account thereof.

     16.  INTENTIONALLY DELETED.

     17.  INTENTIONALLY DELETED.

     18. CONSTRUCTION OF AGREEMENT - This instrument, executed in four original counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and enures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be cancelled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. The captions are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it.

     19. SUPERSEDES OTHER AGREEMENTS - This agreement supersedes any and all other agreements made prior hereto by and between any or all of the parties hereto with respect to the transaction contemplated hereby and all of such prior agreements are hereby made void and without recourse to the parties thereto.

     20. ENFORCEMENT OF AGREEMENT - In the event that either party shall engage legal counsel for the purpose of enforcing this agreement, and litigation is actually commenced by either party, the costs and reasonable attorney's fees of the prevailing party in such litigation shall be paid by the non-prevailing party.


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     21.  BROKERAGE WARRANTY - The SELLER and the BUYER represent and warrant to each other that neither has dealt with any real estate agent or broker in connection with the transaction contemplated hereby and was not called to the attention of the other as a result of any services or facilities of any such other real estate agent or broker, other than Spaulding & Slye. The SELLER and the BUYER agree to indemnify, exonerate and hold the other harmless from and against any claim, loss, damage, cost or liability for any brokerage commission or fee which may be asserted against the other as a result of the other's breach of this warranty. The provisions of this paragraph shall survive delivery of the deed hereunder.

     22. NOTICE - Any notice given hereunder shall be deemed duly given when mailed by registered or certified mail, return receipt requested, postage and registration or certification charges prepaid, addressed in the case of the SELLER to the SELLER c/o Lend Lease Real Estate, 787 Seventh Avenue, New York, New York 10019, Attention: John C. Schoser, Vice President, with a copy simultaneously mailed by first class mail, postage prepaid to James W. Hackett, Esq., Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110-2699 and in the case of the BUYER to the BUYER at the Premises, with a copy simultaneously so mailed to Anthony J. Medaglia, Jr., Esq., Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110, except that either party may by written notice to the other designate another address which shall thereupon become the effective address of such party for the purposes of this clause.

     23. NO ASSIGNMENT; NO RECORDING - The BUYER shall not assign this agreement or any of the BUYER'S rights under this agreement without the written consent of the SELLER which may be withheld by the SELLER in the SELLER'S sole and uncontrolled discretion. This document shall not be recorded.

     24. NON-FOREIGN CERTIFICATION - The SELLER shall deliver to the BUYER at the closing a duly executed non-foreign certification pursuant to Internal Revenue Code Section 1445 and the Treasury Regulations adopted thereunder.

     25. TITLE INSURANCE AFFIDAVIT - The SELLER shall execute and deliver to the BUYER'S title insurance company at the time of closing a parties-in-possession and mechanic's lien affidavit in customary form.

     26. INVESTMENT COMMITTEE APPROVAL - The BUYER acknowledges that this Agreement is subject to approval by the SELLER at each stage in its investment committee approval process. The SELLER agrees that, upon execution of this Agreement, the SELLER shall attempt to secure such investment committee approval and provide notice of the same to the BUYER on or before the Closing Date. If the SELLER is unable to obtain such investment committee approval on or before the Closing Date, this Agreement shall automatically terminate without recourse to the parties hereto and the deposit shall be refunded.


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     27.  ERISA - The BUYER shall, in order to enable the SELLER to comply with the requirements of ERISA, execute and deliver to the SELLER at Closing, the BUYER'S written representation, in form satisfactory to the SELLER, that the BUYER is not acquiring the Premises with the assets of an employee benefit plan as defined in Section 3(3) of ERISA. If the BUYER shall be unable to deliver such written representation, such failure shall be deemed a default by the BUYER hereunder and the SELLER shall have the right to terminate this Agreement.

     28. TITLE STANDARDS - In any dispute as to the existence or nonexistence of a defect in the title to the Premises, the title standards formulated by the Massachusetts Conveyancer's Association shall be determinative.

     29. AFFIDAVITS - At the time of delivery of the SELLER'S deed, the SELLER shall execute and deliver to the BUYER and any title insurance company insuring the title to the Premises (for the BUYER or for any lender granting mortgage financing to the BUYER with respect to the Premises): (i) either (a) affidavits setting forth that the SELLER is not a foreign person or foreign corporation and providing the SELLER'S United States Taxpayer Identification Number, or (b) such other documentation as is required by Section 1445 of the Internal Revenue Code and any regulations promulgated thereunder to exempt the SELLER and/or the sale of the Premises from the provisions of said Section 1445, and (ii) any other usual and customary affidavits, documents and certificates required by the BUYER'S mortgagee and/or the BUYER'S title insurance company.

     30. TRANSFER OF WARRANTIES. The SELLER hereby transfers, assigns and sets over to the BUYER, as of and from and after the closing hereunder, all of the SELLER'S right, title and interest in, to and under any and all warranties and guaranties received by or benefitting the SELLER from manufacturers,, suppliers, contractors or the like, with respect to the Premises and any and all appliances and any and all work therein, all to the extent such warranties and guaranties, if any, are then in force, applicable and assignable; but in any event, without any recourse against or liability of the SELLER on account thereof or in connection with the enforcement thereof by the BUYER. The provisions of this paragraph shall survive delivery of the deed.

     31. NOT SUBSTANTIALLY ALL THE SELLER'S ASSETS - The SELLER represents and warrants that the sale of the Premises does not constitute the sale of all or substantially all the assets of the corporation and therefore the provisions of M.G.L., c. 62C, ss.52 do not apply to this sale.

     The SELLER shall include an appropriate certificate in the deed, in form satisfactory to the BUYER and the BUYER'S counsel, to this effect. The warranty in the first sentence of this paragraph shall survive the delivery of the deed hereunder.



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     32.  WARRANTIES AND REPRESENTATIONS OF THE SELLER - The SELLER hereby warrants and represents to the BUYER as follows:

     (1) TITLE TO THE PREMISES. The SELLER has, or will have, at time of closing, the full and sole right, power and authority to sell, assign and convey the Premises pursuant to this Agreement. The SELLER has not mortgaged, hypothecated, pledged or assigned all or any portion of the SELLER's estate, right, title and interest in and to the Premises.

     (2) LITIGATION. To the SELLER's knowledge, there is no action, suit or proceeding either at law or in equity, or any arbitration proceeding or investigation, inquiry or other proceeding by or before any court or Governmental instrumentality, board, agency or the like now pending or threatened, affecting the Premises. No judgment, decree or order of any court or Governmental authority has been issued against or binds the SELLER which has, or is likely to have, any material adverse effect on the ability of the SELLER to perform the transactions contemplated hereby.

     (3) NO NOTICE OF VIOLATION. Seller has received no written notice from any governmental authority that the Premises do not comply with any legal requirement.

     (4) NO PENDING TAKINGS. To the SELLER's knowledge, there is no pending or threatened, condemnation, eminent domain or similar proceeding or assessment affecting the Premises or any part thereof, nor is any such proceeding or assessment contemplated by any Governmental authority.

     (5) EXISTENCE AND AUTHORITY OF THE SELLER. The SELLER is, and will be on the Closing date, a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The SELLER has, and will have on the Closing date, all necessary power and authority to (a) carry on the business for which the SELLER has been organized, (b) own the Premises, and (c) enter into this Agreement and perform the SELLER's obligations hereunder.


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         WHEREFORE, the parties have hereto set their hands and seals on the date first written above.

SELLER:                                         BUYER:

THE EQUITABLE LIFE ASSURANCE                    199 RIVERNECK, LLC
SOCIETY OF THE UNITED STATES                    By Its Manager


                                                MERCURY COMPUTER SYSTEMS, INC.




By: /s/ John C. Schoser                         By: /s/ James R. Bertelli
    ------------------------                        ----------------------------
    Investment Officer                              James R. Bertelli, President

                                    EXHIBIT A

     A certain parcel of land, with the buildings and other improvements thereon, situated in the Town of Chelmsford, Middlesex County, Massachusetts (the "Premises") shown as Lot 1 on a plan entitled "Plan of Land in Chelmsford, Mass.", (the "Plan") prepared for Corcoran Chelmsford Trust, dated August 9, 1985, prepared by Fleming, Bienvenu & Associates, Inc., recorded with the Middlesex North District Registry of Deeds in Plan Book 152, Page 115, bounded and described as follows:

     SOUTHERLY      by Riverneck Road as shown on the Plan, in two courses
                    measuring, respectively, 91.90 feet and 60.00 feet

     SOUTHWESTERLY  by land shown on the Plan as Lot 2-B, 56.04 feet;

     SOUTHWESTERLY  by said Lot 2-B, in five courses measuring, and
     WESTERLY respectively, 8.46 feet, 61.09 feet, 218.68 feet, 47.26 feet, 37.60 feet;

     SOUTHERLY      by said Lot 2-B, 25.00 feet;

     WESTERLY       by said Lot 2-B, 77.00 feet;

     SOUTHWESTERLY  by said Lot 2-B, 133.97 feet;

     WESTERLY       by said Lot 2-B, 287.06 feet;

     NORTHERLY      by land shown on the Plan as Lot 3, 41.15 feet;

     NORTHWESTERLY  by said Lot 3, 180.51 feet;

     NORTHEASTERLY  by said Lot 3, 46.00 feet;

     NORTHWESTERLY  by said Lot 3, 125.00 feet;

     NORTHEASTERLY  by land shown on the Plan as of the Commonwealth of
                    Massachusetts, 104.00 feet;

     EASTERLY by land shown on the Plan as now or formerly of Riverneck Realty Trust, 636.94 feet;

     SOUTHERLY      by land shown on the Plan as now or formerly of McKennedy,
                    103.13 feet;

     EASTERLY       by the same, 172.12 feet.

     The Premises contain 6.40 acres of land, according to the Plan.

     The Premises are subject to and have the benefit of the rights, restrictions easements and reservations listed below:

1. Easement granted by Anthony Zabierek and Nellie Zabierek to Merrimack-Essex Electric Company to construct and maintain utility poles dated
     September 24, 1959 and recorded with said Deeds in Book 1455, Page 365.

2. Easement granted by John M. Corcoran and P. Leo Corcoran, Trustees of Corcoran Chelmsford Trust to New England Telephone and Telegraph dated May 16, 1984 and recorded with said Deeds in Book 2753, Page 278.

3. Grant of Easements from John M. Corcoran and P. Leo Corcoran, Trustees of Corcoran Chelmsford Trust to John M. Corcoran and P. Leo Corcoran, Trustees of Riverneck Realty Trust, dated March 17, 1986 and recorded with said Deeds in Book 3389, Page 348, as affected by an Amendment dated October 7, 1997 and recorded with said Deed in Book 8825, Page 208.

4. Rights and easements contained in the deed from John M. Corcoran and P. Leo Corcoran, Trustees of Corcoran Chelmsford Trust to Corcoran Chelmsford Corporation, dated March 17, 1986 and recorded with said Deeds in Book 3389, Page 337.

5. Rights and easements contained in the deed from John M. Corcoran and P. Leo Corcoran, Trustees of Corcoran Chelmsford Trust to Corcoran Chelmsford & Associates Limited Partnership dated December 5, 1986, recorded with said Deeds in Book 3818, Page 249.